Exhibit 99.1

STOCK EXCHANGE AGREEMENT

BY AND AMONG

MILLSTREAM VENTURES, INC.,

a Nevada corporation,

GREEN RIVER RESOURCES, INC.,

a Utah corporation,

AND

GREENRIVER RESOURCES CORP.

an Alberta, Canada Corporation and sole shareholder of Green River Resources, Inc.

April 29, 2011

i

STOCK EXCHANGE AGREEMENT

THIS EXCHANGE PURCHASE AGREEMENT (“Agreement”) is executed as of this 29th day of April, 2011, by and between Millstream Ventures, Inc., a Nevada corporation (“Buyer”), Green River Resources, Inc., a Utah corporation (“GRI”), and GreenRiver Resources Corp., an Alberta, Canada corporation, sole owner of GRI  (“Seller”).

WHEREAS, Buyer is a publicly-held Nevada corporation;

WHEREAS, GRI is a Utah corporation which is in the business of developing oil sand resources in Utah;

WHEREAS, the parties intend by this Agreement to provide for the acquisition by Buyer of all the issued and outstanding capital stock of GRI, in a transaction intended to qualify as a type “B” reorganization under paragraph B of Section 368(a)(1) of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

1.

Exchange of Shares.

(a)

Exchange.  Subject to the terms and conditions contained herein, Buyer agrees to acquire from Seller, and Seller agrees to deliver to Buyer, for the consideration set forth below, all of the issued and outstanding shares of common stock of GRI (the “GRI Shares”). The acquisition of GRI Shares, in exchange for shares of Buyer described below, is intended to qualify as a type “B” reorganization under paragraph B of Section 368(a)(1) of the Internal Revenue Code

(b)

Issuance of Buyer Shares.  In consideration for the GRI Shares, Buyer shall issue to Seller an aggregate of thirty-five million six hundred thousand (35,600,000) shares of common stock of Buyer.

2.

Delivery.

(a)

Delivery of GRI Shares.  At Closing, Seller shall deliver to Buyer certificates evidencing the GRI Shares owned by Seller immediately prior to Closing, endorsed in blank, together with all necessary stock powers and otherwise in proper form for transfer.  Buyer shall not be obligated to purchase any of the GRI Shares unless ALL such Shares are delivered at Closing.

(b)

Delivery of Buyer Shares.  At Closing, Buyer shall deliver to Seller an aggregate of thirty-five million six hundred thousand (35,600,000) shares of Buyer’s Common Stock registered in the names of Seller (“Buyer’s Shares”).

(c)

Liabilities.  Buyer shall not assume any state or federal tax liability of Seller or any of its shareholders in connection with the transactions contemplated by this Agreement.

3.

Representations and Warranties of the Seller.  To induce Buyer to enter into this Agreement, Seller represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof:

(a)

Ownership of GRI Shares. Seller owns, beneficially and of record, the GRI Shares, free and clear of any lien, security interest, pledge, claim, demand or encumbrance or restriction of any kind or character whatsoever, and the GRI Shares represent all of the issued and outstanding shares of capital stock and equity securities of GRI.  All GRI Shares are duly authorized, validly issued, fully paid and nonassessable and have, in the hands of the Seller, and will have in the hands of Buyer, all the rights, privileges and preferences ordinarily accorded to owners of the GRI common stock.

(b)

Authority.  Seller now has and will have, at the Closing, full power, authority and legal right to sell the GRI Shares to Buyer pursuant to this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of, such Seller, subject to  the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, preference, fraudulent conveyance or other similar laws and regulations now or hereafter in effect relating to or limiting creditors’ rights generally or the enforcement of specific rights provided for in agreements,  general principles of equity and/or the discretion of the court governing or limiting the availability of specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law), and  the application of principles of public policy underlying any such laws and regulations.

(c)

Compliance with Law.  The consummation of the transactions contemplated hereby will be in compliance with all applicable laws, rules, regulations and requirements of all Federal, state and local governmental authorities without the necessity for any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any such governmental authority as such affect the obligations of Seller to this transaction.

(d)

No Litigation.  There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator, pending, or to the knowledge of Seller, threatened, which in any way affect the consummation of the transactions contemplated hereby or, if valid, would constitute or result in a breach of any representation, warranty or agreement of Seller set forth herein.

(e)

Solvency.  Seller is not bankrupt or insolvent and has not assigned Seller’s estate for the benefit of creditors, entered into any arrangement with creditors, and does not have any present intention to file a petition in bankruptcy, to assign Seller’s estate for the benefit of creditors, or to enter into any arrangement with creditors. Seller has no knowledge of any basis for the filing by any other person of an involuntary petition in bankruptcy with respect to Seller or GRI.

(f)

Securities Laws Compliance.  Seller:

(i)

Is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission, in that (A) Seller is a corporation not formed for the specific purpose of acquiring the Buyer’s Shares with total assets in excess of $5,000,000; and/or (B) Seller is an entity in which all of the equity owners are accredited investors as defined in Rule 501(a).

(ii)

has been represented by legal counsel who has been personally selected by Seller, as Seller has found necessary to consult concerning this transaction, and such representation has included an examination of applicable documents, and an analysis of all tax, financial, and securities law aspects. Seller and its counsel and other advisors have sufficient knowledge and experience in business and financial matters to evaluate the above information, and the merits and risks of the transactions contemplated by this Agreement, and to make an informed investment decision with respect thereto.

(iii)

Buyer has made available to Seller, its counsel and advisors, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, Buyer and its representatives, concerning the terms and conditions of the acquisition of Buyer’s Shares and access to obtain any information, documents, financial statements, records and books (A) relative to Buyer, the business and an investment in Buyer, and (B) necessary to verify the accuracy of any information furnished to each Seller.  All materials and information requested by Seller, its counsel and advisors, or others representing Seller, including any information requested to verify any information furnished to Seller, have been made available and examined.

(iv)

Seller is acquiring the Buyer’s Shares for Seller’s own account and not as a fiduciary for any other person. Seller is acquiring the Buyer’s Shares for investment purposes only and not with a view to or for the transfer, assignment, resale, or distribution thereof, in whole or in part. Seller understands the meaning and legal consequences of the foregoing representations and warranties. Seller is not an “underwriter” of the securities, as that term is defined in Section 2(11) of the Securities Act of 1933 (“Securities Act”), and Seller will not take or cause to be taken any action that would cause Seller or Buyer to be deemed an “underwriter” of the securities.

(v)

Seller understands that the Buyer’s Shares have not been registered under the Securities Act or pursuant to the provisions of the securities or other laws of any applicable jurisdictions.  Seller further understands that the Buyer’s Shares cannot be sold, assigned, pledged, transformed or otherwise disposed of unless such Buyer’s Shares are registered or an exemption from registration is available, and that the Buyer’s Shares will bear a restrictive legend to that effect.

(g)

No Material Misstatements.  To Seller’s knowledge, Seller has not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

4.

Representations and Warranties Concerning GRI.  To further induce Buyer to enter into this Agreement, GRI and Seller represent and warrant to Buyer, severally but not jointly, that the following statements concerning the affairs of GRI are true, correct and complete as of the date hereof:

(a)

Organization, Standing and Qualification.  GRI is duly organized, validly existing and in good standing under the laws of the State of Utah and is authorized and qualified to own and operate its properties and assets and conduct its business in all jurisdictions where such properties and assets are owned and operated and such business conducted.  GRI has duly filed any and all certificates and reports required to be filed to date by the laws of Utah and any other applicable law.  Except as disclosed in Schedule 4(a), GRI has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect on the business, properties, prospects, or its financial condition (“Material Adverse Effect”) on GRI.  GRI is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(b)

Capitalization.  As of the date of Closing, the authorized capital stock of GRI consists of 1,000,000 shares of common stock, par value $0.0001, of which 1,000,000 shares are issued and outstanding.  All of the outstanding shares of common stock of GRI were duly authorized and validly issued and are fully paid and nonassessable.  GRI has no treasury shares.  There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other rights, agreements or arrangements of any character or nature whatsoever relating to the issuance of GRI common stock or other securities.  No holder of any GRI security is entitled to any preemptive or similar rights to purchase any GRI securities.

(c)

Subsidiaries.  GRI has no subsidiaries and no other investment in any entity.  GRI is not a participant in any joint venture, partnership or other similar arrangement.

(d)

Stock Transfer Books.  The stock transfer books and stock ledgers of GRI are in good order, complete, accurate and up to date, and with all necessary signatures, and set forth all stock and securities issued, transferred and surrendered.  No duplicate certificate has been issued at any time heretofore.  Except as noted above, no transfer has been made without surrender of the proper certificate duly endorsed.  All certificates so surrendered have been duly canceled and are attached to the proper stubs with all necessary stock powers attached thereto.

(e)

Corporate Records.  The minute books and other corporate record books of GRI are in good order, substantially complete, accurate, up to date, with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors, including all actions set forth in all certificates of votes of stockholders or directors furnished to anyone at any time.  The copies of GRI’s Articles of Incorporation and Bylaws which have been delivered to Buyer are complete and correct, as amended, to the date of execution of this Agreement.

(f)

No Defaults.  GRI is not in default under or in violation of any provisions of their corporate organizational documents or any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability relating to their business.

(g)

No Conflict.  Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of GRI or any law, rule, regulation, judgment, decree, order or other such requirement, or under any material restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which GRI is a party or by which it is bound, or to which its assets are subject, or result in the creation of any lien or encumbrance upon such assets.

(h)

Consents and Approvals.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not require GRI or Seller to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except:  (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) filing of articles of exchange with the State of Utah, (iii) those which the failure to obtain or make would have no Material Adverse Effect on the transactions contemplated hereby or on GRI, and (iv) any filings required under the Securities Act, or any applicable state securities laws.

(i)

Related-Party Transactions.  No employee, officer, or director of GRI or member of his or her immediate family is indebted to GRI, nor is GRI indebted (or committed to make loans or extend or guarantee credit) to any of such individuals.  Except as disclosed on Schedule 4(i), to the best of the Seller’s knowledge, none of such individuals has any direct or indirect ownership interest in any firm or corporation with which GRI is affiliated or with which GRI has a business relationship, or any firm or corporation that competes with GRI, except that employees, officers, or directors of GRI and members of their immediate families may own stock in publicly traded companies that may compete with GRI.  No member of the immediate family of any officer or director of GRI is directly or indirectly interested in any material contract with GRI, except as disclosed herein.

(j)

Safety Laws.  GRI is not in violation of any applicable statute, law or regulation relating to occupational health and safety (including, but not limited to OSHA and any similar state laws), and to the best of Seller’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(k)

Environmental Compliance.

(i)

No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Seller’s knowledge, threatened by any governmental or other entity (A) with respect to any alleged violation by Seller of any Environmental Law (as defined below) in connection with the conduct of GRI’s business, (B) with respect to any alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of GRI’s business or (C) with respect to any generation,  treatment, storage, recycling, transportation or disposal or release of any hazardous substance generated by GRI’s business.

(ii)

There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Seller in relation to the leased property in connection with the operation of GRI’s business which have not been delivered to Buyer prior to the date hereof.

(iii)

To the best of Seller’s knowledge, GRI is in not in material violation of any Environmental Law.

(l)

Compliance With Law. To the best of Seller’s knowledge, none of the directors, officers, fiduciaries, agents or employees of GRI is in material violation of any applicable law, rule, regulation or requirement of any governmental authority in any way relating to the business of GRI.  Consummation of the transactions contemplated hereby will not violate laws, rules, regulations or requirements applicable to GRI of any governmental authorities, nor will consummation of such transactions require any license or permit or other action or permission in the nature thereof, or any registration with, or consent of, any governmental authority.

(m)

Financial Statements. The audited financial statements of GRI at March 31, 2011 and 2010, and for the years ended March 31, 2011 and 2010, and from inception through March 31, 2011, attached hereto as Schedule 4(m) or to be provided at a reasonable time prior to Closing (collectively the “Financial Statements”), are correct and complete and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of GRI as of the dates described therein, all in accordance with GAAP consistently applied.  The books and records of GRI are complete in all material respects and are in an auditable condition such that a complete audit of the GRI Financial Statements can be performed as of the Closing without unreasonable cost or expense.

(n)

Properties and Assets.  Unless under Five Thousand Dollars ($5,000), the properties and assets presently owned by GRI and shown on the respective books and records include all properties and assets of every kind, class and description, real and personal, tangible and intangible, used in the business of GRI and necessary to the conduct of its business as presently conducted.  GRI has good and indefeasible title to and possession of all such known properties and assets, free and clear of all liens, claims, security interests, encumbrances, restrictions and rights, title and interests in others, and there are no existing agreements, options or commitments or rights with, to or in any third party to acquire any of the properties or assets of GRI or any interest therein, except for those entered into in the ordinary course of business and the existence of which would have a Material Adverse Effect on GRI.  The assets of GRI on the Closing date shall include all of the assets described hereinabove or otherwise reflected on the Financial Statements, adjusted only for inventory and other assets acquired or disposed of in the ordinary course of business after March 31, 2011, and before the Closing date.

(o)

Leases.  GRI enjoys exclusive, peaceful and undisturbed possession under all equipment, real property, personal property, or other leases to which it is a party.  All such leases are identified in the books and schedules of GRI, are valid and enforceable against GRI in accordance with their terms, and no party thereto is in default thereunder.

(p)

Material Contracts.  Except as disclosed on Schedule 4(p), or as reflected in the Financial Statements for the periods such were in effect, GRI has no material obligations, contracts, commitments and agreements, whether oral or written, to which GRI is a party or by which any of its assets are bound that are in existence as of the date hereof and are material to GRI or the operation of its business (the “Material Contracts”).  As used in this Agreement, the term “Material Contracts” shall include, but not be limited to, whether oral or written, all (i) contracts or commitments entered into out of the ordinary course of business; (ii) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (iii) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (iv) leases, contracts, or commitments affecting ownership of, title to, use of or any interest in real property, or any leases or similar arrangements for use by GRI of personal property involving payments in excess of $15,000 per annum; (v) bank credit, factoring and loan agreements, promissory notes and other documents representing indebtedness for borrowed money, together with any other agreements or instruments securing or otherwise pertaining to the obligations evidenced thereby; (vi) guarantees by GRI of the obligations of any other person; and (vii) covenants not to compete given or received by GRI, any shareholders of GRI which in any way related to the business of GRI.

(q)

No Undisclosed Liabilities.  There are no material liabilities or obligations of GRI, including, without limitation, contingent liabilities for the performance of any obligation, except for (i) liabilities or obligations which are disclosed or fully provided for in the Financial Statements, (ii) liabilities or obligations disclosed in this Agreement or in any exhibit or schedule to this Agreement, and (iii) liabilities not in excess of $5,000 individually or $25,000 in the aggregate.

(r)

Litigation.  There are no suits or proceedings at law or in equity, or before or by any governmental agency or arbitrator of which a Seller has received notice, pending, or to Seller’ knowledge, threatened, anticipated or contemplated, which, if decided against GRI, would have a Material Adverse Effect on GRI, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which in any way affect GRI or its properties or assets or to which it is or may become a party.  There are no claims against GRI of which a Seller or GRI has received notice, pending, or to Seller’ knowledge threatened, anticipated, or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

(s)

Taxes.  (i) GRI has duly filed all United States federal, state, local and other tax returns and reports required to be filed by it or them on or prior to the date hereof with respect to all taxes withheld by or imposed upon it or them; (ii) all such returns or reports reflect in all material respects the liability for such taxes of GRI as computed therein for the periods indicated, and all taxes shown on such returns or reports and all assessments received by GRI have been paid, or fully reserved for, to the extent that such taxes have become due; (iii) there are no waivers or agreements by GRI for the extension of time for the assessment of such taxes; and (iv) there are no material questions of taxation which are, as at the date hereof, the subject of dispute with any taxing authority.  With respect to any period through the date hereof for which tax returns have not yet been filed, or for which taxes are not yet due or owing, GRI has made adequate reserves, determined in accordance with GAAP, for all liabilities for taxes as set forth in the Financial Statements.  GRI is not presently the subject of any tax audit by any taxing authority.

(t)

Employment Contracts.  Except as disclosed in Schedule 4(t), GRI has no written contracts of employment with any of its shareholders, employees or sales representatives, and no verbal contracts of employment which cannot be terminated without default by GRI on thirty (30) days notice.

(u)

Personnel Matters.  As of the date of Closing, the employees of GRI shall only include the individuals listed in the documents made available to Buyer in its due diligence at their respective salary and benefits.

(v)

Employee Restrictions.  To Seller’s knowledge, no employee of GRI is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of GRI.  Employees may be subject to trade secret confidentiality agreements.

(w)

Employee Benefit Plans.  GRI is not subject to and does not maintain any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income and Security Act of 1974, as amended (“ERISA”), or any other plan or arrangement for the benefit of its employees which provides for pension, profit sharing, deferred compensation, bonuses, employee insurance coverage or any similar benefits.

(x)

No Adverse Change.  Since March 31, 2011, there has not been:

(i)

any material adverse change in the properties, assets, business, affairs, material contracts or prospects of GRI and, to Seller’ knowledge, no such changes currently are threatened, anticipated or contemplated;

(ii)

any actual or, to Seller’ knowledge, threatened, anticipated or contemplated damage, destruction, loss, conversion, termination, cancellation, default or taking by eminent domain or other action by governmental authority, which has affected or may hereafter affect the properties, assets, business, affairs, contracts or prospects of GRI;

(iii)

any pending or, to Seller’ knowledge, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to the business of GRI and materially and adversely affecting its properties, assets, business, affairs or prospects

(y)

Discrimination.  GRI has not received any written claim of any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.  To Seller’s knowledge, GRI has not engaged in any unfair labor practice or illegal discrimination on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

(z)

Disputes and Charges.  There are no existing or, to Seller’s knowledge, threatened disputes, grievances, harassment charges, controversies or other employment or labor troubles affecting GRI.

(aa)

Accuracy of Information Furnished.  Seller have not made any material misstatement of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading the representations, warranties and agreements set forth herein, or in any Exhibit or schedule hereto or certificate or other document furnished in connection herewith.

5.

Representations, Warranties and Agreements of Buyer.   Buyer represents and warrants to and agrees with the Seller that the following statements concerning the affairs of Buyer are true, correct and complete as of the date hereof and as of Closing:

(a)

Organization; Authority; Validity.  Buyer is a corporation duly organized, validly existing, and in good standing in the State of Nevada and is qualified to do business and is in good standing in each other state where the nature of its business so requires it to be qualified.  Buyer is duly authorized and has all requisite power to execute and deliver this Agreement and the other documents to be delivered pursuant to this Agreement, perform the covenants on their part herein and therein contained and consummate the transactions contemplated hereby and thereby.  Buyer is not subject to any agreement, law, judgment or decree which would prohibit, or be violated with or without the giving of notice or the passage of time by, the execution, delivery and performance of this Agreement or any other document to be delivered by Buyer pursuant to this Agreement, nor does the execution, delivery and performance thereof by Buyer require the consent, waiver, approval, license or authorization of any person or public authority, other than previously obtained or as will be obtained prior to Closing.  This Agreement and the other documents to be delivered by Buyer pursuant to this Agreement will each constitute the valid and binding obligations of Buyer as of Closing, enforceable in accordance with their respective terms.

(b)

Compliance with Law.  Buyer has not received any notice from any federal, state or local governmental authority that the Buyer’s business, and the premises where the business is located, as currently operated, do not comply, in all material respects, with any applicable codes, laws, ordinances, rules, and regulations (including, but not limited to such as relate to employment discrimination, hazardous substances, OSHA and fair labor practices), and no proceedings in respect thereto are pending or, to the knowledge of Buyer, threatened.  Buyer has all permits and licenses necessary for the current operation of its business.

(c)

Legal Proceedings.  There are no judgments, nor any litigation proceedings pending or complaints received, or to the knowledge of Buyer any complaints received or litigation proceedings threatened, against or relating to Buyer, which would have a material adverse affect on Buyer’s ability to perform its obligations under this Agreement or operate the business of GRI following Closing.

(d)

Contracts.  The contracts listed on Schedule 5(d) hereto constitute all material contracts to which Buyer is a party and are in full force and effect, and except as set forth on such Schedule 5(d), neither Buyer nor the other parties thereto are in default, nor has any event occurred, to Buyer’s knowledge, that with the passage of time or giving of notice, or both, would constitute a default.

(e)

Ordinary Course.  Buyer has conducted its business only in the ordinary course consistent with past practices since March 31, 2011.

(f)

Capitalization of Buyer.  The authorized capital stock of Buyer consists of have 10,000,000 shares of $0.001 par value preferred stock that may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by Buyer’s board of directors. No shares of preferred stock have been issued. Buyer has two hundred million (200,000,000) shares of Common Stock, par value $0.001, of which 38,168,329 shares are issued and outstanding to approximately 284 stockholders of record as of the date of this Agreement. The outstanding shares include 13,540,000 shares issued to LIFE Clean Power & Fuels, LLC and 3,510,126 shares issued in the most recent non-public offering for gross proceeds of $100,003.50, all of which shares are held in escrow pending Closing.  All of the outstanding shares of common stock of Buyer immediately prior to Closing were and will be duly authorized and validly issued, are fully paid and non-assessable, and, to the knowledge of Buyer, were and will be issued in accordance with applicable Federal and state securities laws.  Except as set forth on Schedule 5(f), there are no outstanding subscriptions, warrants, options, or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock of Buyer.  Schedule 5(f) lists the shares of Common Stock outstanding or reserved for issuance as of the date hereof and as of immediately after the Closing and the names of record owners thereof, as well as the shares subject to issuance pursuant to warrants or any employee stock option plan.

(g)

Subsidiaries.  Buyer has no subsidiaries and no other investment in any person or entity.  Buyer is not a participant in a joint venture, partnership or other similar arrangement.

(h)

Offering.  Based on the representations and warranties of Seller herein, the offer and sale of the Buyer’s Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

(i)

Financial Statements.  . The audited financial statements of Buyer at March 31, 2011, and for the year ended March 31, 2011, will be provided at a reasonable time prior to Closing and will be correct and complete and fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of Buyer as of the dates described therein, all in accordance with GAAP consistently applied.  Attached as Schedule 5(i) to this Agreement is the Annual Report of Buyer on Form 10-K for the year ended March 31, 2010, and the quarterly report for the quarter ended December 31, 2010, and the current report on Form 8-K filed on April 5, 2011 (the “SEC Reports”), which include the audited financial statements of the Buyer for the years ended March 31, 2010 and 2009, and the unaudited financial statements for the nine-months ended December 31, 2010 and 2009 (the “Financial Statements”).  The Financial Statements (i) were prepared in accordance with the books and records of Buyer; (ii) were prepared in accordance with GAAP, consistently applied, and all applicable regulations of the Securities and Exchange Commission; (iii) reflect all necessary adjustments and accruals and otherwise fairly present Buyer’s financial condition and the results of its operations at the relevant dates thereof and for the periods covered thereby in accordance with GAAP; (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (v) with respect to contracts and commitments for the sale of goods or the provision of services by Buyer, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.  Any additional unaudited financial statements of Buyer delivered to Seller have been or will have been prepared in accordance with GAAP applied on a consistent basis and will contain all adjustments necessary for a fair presentation

(j)

Filing of Reports.  Buyer files reports pursuant to Section 13 of the Securities Act of 1933, and since March 31, 2009, except as set forth in Schedule 5(j), has timely filed all such reports, including, but not limited to, all reports required to be filed on Forms 10-K, 10-Q and 8-K, complete and correct copies of which have been duly filed and are available on the website of the Securities and Exchange Commission.  Such reports were prepared in accordance with all applicable regulations of the Securities and Exchange Commission and contain all information required to be reported therein and such reports, and the information contained therein, are accurate in all material respects.

(k)

Condition of Business.  Since March 31, 2011, and as disclosed in Buyer’s SEC Reports or Schedule 5(k), there has not been (i) any material adverse change in the condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the business of Buyer; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material and adverse effect on the business of Buyer; (iii) any sale or transfer of any of Buyer’s assets or any cancellation of any debts or claims, except in the ordinary course of business; (iv) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of any of Buyer’s properties or assets; (v) any material amendment or termination of any material contract or agreement to which Buyer is a party; (vi) any increase in, or commitment to increase, the compensation payable to any officer, director, shareholder, employee or agent; (vii) any transaction not in the ordinary course of business; or (viii) any other event or condition of any character which is not reflected in the Financial Statements which has had or may have a material and adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of Buyer.

(l)

Employee Matters.  Except as disclosed in the Financial Statements (i) there are no controversies between Buyer and any present or former employee of Buyer, (ii) there is no unfair labor practice charge or similar charge, complaint, allegation or other process or claim pending or threatened against Buyer before the National Labor Relations Board (the “NRLB”) or the Equal Employment Opportunity Commission (the “EEOC”) or any other federal, territorial, state or local governmental agency or other entity, and (iii) there is no labor dispute, strike, slowdown, work stoppage or other job action pending or, to the best knowledge of Buyer, threatened against or otherwise affecting Buyer.  Buyer is not a party to any collective bargaining agreements, and to the best knowledge of Buyer, no organizing campaign is underway or threatened by any labor organization.

(m)

Plans.  There are no employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans or contracts to which Buyer is a party.  Buyer is not required to contribute to, nor during any period prior to the Closing has been required to contribute to, any multiemployer plan (within the meaning of Section 3(37) of ERISA).

(n)

Permits; Authorizations.  No permits, licenses or other authorizations have been, or are required to be, obtained or maintained, and no governmental authority or agency with jurisdiction over Buyer has asserted or, to the best of Seller’s or Buyer’s knowledge, is likely to assert that any permits, licenses or other authorizations have been, or are required to be, obtained or maintained by Buyer, with respect to the operation of Buyer’s business under United States or any state, local and other laws in effect on the date hereof relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surfaces or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial toxic or hazardous substances or wastes (collectively, the “Environmental Laws”).  To the best of Buyer’s knowledge, Buyer is in substantial compliance with all material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.  No events, conditions, activities, practices, incidents, actions or plans of action taken or to be taken by Buyer or, to the best of Buyer’s knowledge, any predecessor in interest are reasonably likely to interfere with or prevent substantial compliance or continued compliance with, to the extent any are applicable, the Environmental Laws or with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

(o)

Other Obligations.  Except as and to the extent specifically reflected or reserved against the Financial Statements, and non-material items arising in the ordinary course of business thereafter, Buyer has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, whether due or to become due (including, without limitation, any liability for taxes).

(p)

Accuracy of Information.  No statement herein or other information delivered herewith by or on behalf of Buyer in connection with this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Buyer or its agents necessary to make the statements contained herein or therein not misleading as of the date hereof.

(q)

Availability of Documents.  Buyer has made available to Seller copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits and licenses, referred to herein.  Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

(r)

Shares Purchased for Investment.  Buyer is acquiring the GRI Shares for its own account for investment purposes and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act.

(s)

Buyer’s Shares.  The Buyer’s Shares distributed to Seller will be duly authorized, validly issued, fully paid and non-assessable, will not have been issued in violation of the preemptive rights of any shareholder, will be identical to all other shares of Buyer’s common stock, and, in the hands of Seller, will have all the rights, privileges and preferences accorded to all other holders of shares of common stock.

(t)

Consents and Approvals.  The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not require Buyer to obtain any consent, approval or action of, or make any filing with or give notice to any corporation, person or firm or any public, governmental or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof, (ii) filing of articles of exchange with the State of Nevada, or (iii) those which the failure to obtain or make would not have a material adverse effect on the transactions contemplated hereby or on Buyer’s business.

6.

The Closing.   The closing of the purchase and sale of the GRI Shares shall take place at the offices of Buyer on the later to occur of May 20, 2011, or at such other time or place as shall be fixed by the mutual consent of the parties (the “Closing”).  At Closing Buyer shall allocate and pay, or shall authorize and direct counsel for Buyer to pay from funds held in escrow for the benefit of Buyer, $96,000 to retire 17,608,203 outstanding shares of its common stock and to repay in full all outstanding promissory notes, plus interest due thereon as of the Closing date.

7.

Conditions of Buyer’s and Seller’ Performance.

(a)

Buyer’s Conditions.  The obligation of Buyer to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Buyer in writing, of each of the following conditions:

(i)

Seller shall have executed this Agreement;

(ii)

Completion and delivery to Buyer of an audit of GRI financial statements for the years ended March 31, 2011 and 2010, and the cumulative period from inception, December 1, 2004, through March 31, 2011, such audit to be prepared in accordance with GAAP, consistently applied, and with all Securities and Exchange Commission rules and regulations applicable to GRI in order to allow GRI’s financials to be combined and consolidated with Buyer’s financial statements;

(iii)

Seller shall have delivered to the Buyer the GRI Shares;

(iv)

Buyer, Seller and GRI shall be in compliance with all applicable laws, including without limitation, federal and state security laws;

(v)

No action or proceeding against GRI shall have been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the transactions contemplated by this Agreement;

(vi)

Buyer shall have received copies of any necessary consents and approvals of governmental agencies, lenders, lessors and other third parties;

(vii)

There shall have been no material change in the financial condition, business or properties of GRI which adversely affects the conduct of its business as presently being conducted or the condition, financial or otherwise, of GRI and no additional substantial liabilities of GRI shall have been incurred except as noted herein;

(viii)

Buyer, Seller, and GRI shall have taken all corporate and shareholder action necessary to authorize and consummate the transactions contemplated by this Agreement;

(ix)

Buyer and Seller shall have received assurances satisfactory to each regarding the tax, accounting and legal aspects of the proposed transaction;

(x)

The representations and warranties of the Seller contained in this Agreement or in any certificate or document delivered to Buyer pursuant hereto shall be deemed to have been made on the date of this Agreement and again at the Closing and shall then be true in all material respects; Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; Seller shall not be in default under any of the provisions of this Agreement; and Buyer shall have been furnished with one or more closing certificates of Seller dated as of the Closing date, certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, (B) that no material change has occurred in GRI’s Financial Statements since March 31, 2011, except as noted herein, (C) that the representations and warranties set forth in this Agreement are true and correct as of the date of this Agreement and as of Closing, and (D) that neither GRI nor Seller is a party to any litigation or has knowledge of any claim, brought or threatened, seeking to recover damages from GRI or to prevent GRI or Seller from continuing to use GRI assets or to conduct business in the manner as the same were used or conducted prior thereto, except as provided herein and in Section 4(r);

(xi)

Buyer shall have received a certificate, issued by the office of the Secretary of State of the State of Utah as of a date not more than five (5) business days before the Closing, stating that GRI is in good standing in the State of Utah;

(xii)

Seller shall have executed and delivered such other documents, instruments, certificates or agreements as shall be reasonably necessary to consummate this transaction; and

(b)

Seller’s Conditions.  The obligation of Seller to consummate this Agreement is subject to the satisfaction at the Closing, or waiver by Seller in writing, of each of the following conditions:

(i)

Buyer shall have executed this Agreement;

(ii)

Buyer shall have a minimum of $1,500,000 cash, net of all outstanding expenses and liabilities.

(iii)

Buyer shall authorize the issuance of the options/warrants in the amounts, at the exercise price, and to the individuals, as set forth on Exhibit A.

(iv)

The note holders of Seller set forth on Exhibit B shall have converted their outstanding convertible notes into common stock of Seller at a conversion ratio of US $0.20/share, for a total of 2,442,400 shares.

(v)

Completion and delivery to Seller of an audit of Buyer, as of March 31, 2011, and for the years ended March 31, 2011, and from inception of the development stage (May 26, 2005) through March 31, 2011, such audit to be prepared in accordance with GAAP, consistently applied, and with all Securities and Exchange Commission rules and regulations to which Buyer is subject;

(vi)

Buyer shall have delivered to the Seller the Buyer Shares;

(vii)

Buyer shall have delivered evidence of the cancellation of 17,608,203 shares of its common stock;

(viii)

Buyer, Seller and GRI shall be in compliance with all applicable laws, including without limitation, federal and state security laws;

(ix)

No action or proceeding against Buyer shall have been instituted before a court or other governmental body, or shall have been threatened which, if successful, will prohibit the consummation or require substantial rescission of the transactions contemplated by this Agreement;

(x)

There shall have been no material change in the financial condition, capitalization, business or properties of Buyer which adversely affects Seller’ relative ownership rights in Buyer following Closing, the conduct of its business as presently being conducted, or the condition, financial or otherwise, of Buyer and no additional substantial liabilities of Buyer shall have been incurred except as noted herein;

(xi)

Buyer shall have delivered evidence of payment in full of all outstanding promissory notes, plus interest thereon;

(xii)

Buyer, Seller, and GRI shall have taken all corporate and shareholder action necessary to authorize and consummate the transactions contemplated by this Agreement;

(xiii)

Buyer and Seller shall have received assurances satisfactory to each regarding the tax, accounting and legal aspects of the proposed transaction;

(xiv)

Buyer shall not be in default under any of the provisions of this Agreement; and Seller shall have been furnished with one or more closing certificates of Buyer dated as of the Closing date, certifying (A) to the fulfillment of the foregoing conditions and the due performance of such covenants and agreements, and (B) that the representations and warranties set forth in this Agreement are true and correct as of the date hereof and as of the Closing.

(xv)

The representations and warranties of Buyer contained in this Agreement or in any closing certificate or document delivered to Seller pursuant hereto shall be deemed to have been made on the date of this Agreement and again at the Closing and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and

(xvi)

Buyer shall have executed and delivered such other documents, instruments, certificates or agreements and shall have taken such other actions as, in the opinion of legal counsel to Seller, shall be reasonably necessary to consummate this transaction.

8.

Indemnification.

(a)

General Indemnification Obligation of Seller.  From and after the Closing, Seller will indemnify and hold harmless Buyer and its successors and assigns (an “Indemnified Buyer Party”) against and in respect of:

(i)

Damages.  Any and all damages, losses, deficiencies, liabilities, costs and expenses (the “Damages”) incurred or suffered by any Indemnified Buyer Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Seller under this Agreement or any other document delivered by Seller pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Buyer pursuant hereto or thereto; and

(ii)

Actions.  Any and all actions, suits, claims, proceedings, investigations, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) (collectively, “Actions”) incident to any of the foregoing.

(b)

General Indemnification Obligation of Buyer.  From and after the Closing, Buyer will reimburse, indemnify and hold harmless Seller and its successors and assigns (an “Indemnified Seller Party”) against and in respect of:

(i)

Damages.  Any and all Damages incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement or any other document delivered by Buyer pursuant to this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or thereto; and

(ii)

Actions.  Any and all Actions incident to any of the foregoing or to the enforcement of this Section 8(b).

(c)

Method of Asserting Claims, Etc.  In the event that any claim or demand is asserted against or sought to be collected from any party hereto (an “Indemnified Party”) by a third party, the Indemnified Party shall promptly notify the party from which indemnification is sought pursuant to Sections 8(a) or 8(b) above (the “Indemnifying Party”) of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the “Claim Notice”).  The Indemnifying Party shall have twenty (20) days from its receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party, (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

(i)

Dispute of Liability.  If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim or demand as provided herein), such dispute shall be resolved in accordance with Section 8(g) hereof.  Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Party.

(ii)

Defense.  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claims or demand, then, provided:  (i) that the Indemnifying Party acknowledges that it is liable to indemnify the Indemnified Party with respect to a particular claim; and (ii) the Indemnifying Party has financial resources which are reasonably adequate to pay the amount of the claim, except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion in such a manner as to avoid any risk of the Indemnified Party becoming subject to liability for any other matter.  If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

(iii)

Indemnifying Party Liability.  (1)  If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnifying Party or by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder, as provided herein, in which event such dispute shall be resolved as provided in Section 12 hereof; (2)  In the event an Indemnified Party should have a claim against the Indemnifying Party hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim to the Indemnifying Party.  If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8(g) hereof; if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

(d)

Payment.

(i)

Upon determination of liability hereunder, the appropriate party shall pay to the other, as the case may be, within twenty (20) days after such determination, the amount of any claim for indemnification made hereunder.  Upon the payment in full of any claim hereunder, the entity making payment shall be subrogated to the right of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

(ii)

In case of any payment obligation by a Seller party hereunder at the election of such Seller Party, such obligation may be satisfied by the payment of cash or using such party’s common stock of the Company.  The value of the stock for purposes of this paragraph shall be calculated at the greater of $1.50 per share or the average closing price of the Company’s stock for the thirty (30) days preceding the date of payment.

(e)

Other Rights and Remedies Not Affected.  The indemnification rights of the parties under this Section 8 are the sole remedy for a breach of the representations and warranties hereunder, but are independent of and in addition to the rights and remedies as the parties may have at law or in equity or otherwise for any failure to fulfill any agreement or covenant under any other section of this Agreement, including, but not limited to, Sections 9, 10, 11 and 12 hereunder, on the part of any party hereto, including without limitation the right to seek specific performance, none of which rights or remedies shall be affected or diminished hereby.

9.

Publicity.   Buyer and Seller agree not to disclose to any person or entity, without the prior written consent of the other, any of the terms of this Agreement at any time prior to Closing and for a period of ninety (90) days thereafter, except as may be necessary for the performance of their obligations hereunder or the operation of GRI in the ordinary course of business.  GRI and Buyer shall jointly disclose and publicize this transaction in a press release as and when agreed upon between them or as required by law.

10.

Other Matters.

(a)

No Share Purchases.  Seller agrees to not purchase any of the shares of the Buyer from any source whatsoever at any time after the date hereof and prior to Closing.

(b)

Resignation of Directors.  At Closing Denny Nestripke and Steven L. White shall resign as officers and directors of Buyer and the size of the Board of Directors shall be set at five (5).  At Closing or as soon as possible thereafter, William C. Gibbs, Mark F. Lindsey, Gayle McKeachnie, Barry Larson and Edward Mooney shall be appointed to the board to fulfill the vacancies created.

(c)

Further Actions.  Seller warrants and agrees that, from time to time, Seller will use Seller’s best efforts to cause any present or previous shareholder, director or officer of GRI to execute such minutes of meetings or other instruments and take whatever actions as shall be reasonably necessary or desirable to effect, or to carry out the intent and purposes of, the transactions contemplated hereby.

11.

Termination and Amendment.

(a)

Pre-Closing.  This Agreement may be terminated by Buyer or Seller at any time prior to the Closing upon written notice to the other parties:

(i)

If the representations, warranties and agreements or conditions of this Agreement to be complied with or performed by GRI or the Seller (in the case of Buyer) or Buyer (in the case of Seller) on or before the Closing shall not have then been complied with or performed in some material respect and such material noncompliance or nonperformance shall not have been waived by the party giving notice of termination or shall not have been cured by the defaulting party, or cure thereof commenced and diligently prosecuted thereafter by such party within three (3) business days after written notice of such material noncompliance or nonperformance is given by the non-defaulting party;

(ii)

If any governmental action is commenced to prevent the consummation of the transactions contemplated hereby;

(iii)

By mutual written agreement of the parties;

(iv)

If the Closing has not occurred by May 31, 2011.

(b)

Waiver.  Any representations, warranties, agreements or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof by action taken and evidenced by a written waiver executed by any such party.

12.

Dispute Resolution.

(a)

Mediation.  Any claim, dispute, or controversy between the parties arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to non-binding mediation under the Commercial Mediation Rules of the American Arbitration Association then in effect.  Any demand for mediation shall be made in writing and served upon the other party in the same manner as otherwise provided for notice in this Agreement.  The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought.  The parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator.  The mediation shall take place at a time and location in Salt Lake City, Utah mutually agreeable to the parties and the mediator, but not later than sixty (60) days after a demand for mediation is received.

(b)

Arbitration.  All disputes under this Agreement shall be settled by arbitration in Salt Lake City, Utah pursuant to the rules of the American Arbitration Association.  Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Agreement.  The arbitrator(s) shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association.  Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award.  This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.  Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys’ fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.  Nothing contained in this paragraph shall prevent the parties from settling any dispute by mutual agreement at any time.

13.

Miscellaneous.

(a)

Attorneys’ Fees.  In any action, arbitration or proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to its reasonable attorney fees and related costs, including fees and costs incurred prior to formal initiation of an action or proceeding, and including fees and costs incurred for collecting or attempting to collect any judgment or award.

(b)

Brokers and Finders.  Each of the parties hereto represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement.  In the event that any finder’s fee or broker’s commission shall become payable by any party hereto as a result of another party’s actions which constitute a misrepresentation or breach of warranty under this Section 14(b), such fee and commission shall be the sole and exclusive responsibility and liability of such breaching party with no right of contribution and the breaching party shall indemnify, defend and hold all other parties harmless in respect of all claims, losses, expenses and obligations (including reasonable attorneys’ fees) to the extent that the same arise or result from such finder’s fee or broker’s commission.

(c)

Expenses.  Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

(d)

Survival.  Except as specified below, all parties agree that the representations, warranties and agreements contained in this Agreement shall survive and remain in full force and effect following the Closing for a period of eighteen (18) months.

(e)

Severability.  If any term or provision of this Agreement, including the exhibits hereto, or the application thereof to any person, property or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, including the exhibits or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid and unenforceable, shall not be affected thereby, and each term and provision of this Agreement and the exhibits shall be valid and enforced to the fullest extent permitted by law.

(f)

Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instrument delivered, two days after they have been mailed by first class mail, postage prepaid, or twelve hours after such notice has been sent by telecopier or straight telegram, telegraphic charges prepaid, or by facsimile if confirmed receipt, or upon receipt if delivered personally, as follows:

To Seller:

Green River Resources

2610 Hillsden Dr.

Holladay, Utah 84117

To Buyer:

Millstream Ventures, Inc.

664 South Alvey Drive

Mapleton, UT  84664

except that any of the foregoing may from time to time by written notice to the others designate another address which shall thereupon become its effective address for the purposes of this Section.

(g)

Entire Agreement.  This Agreement, including the exhibits, schedules and documents referred to herein which are a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended only by a written instrument executed by the Buyer, and by those of the Seller who are affected by any proposed amendment, or their respective successors or assigns.  There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.  Any section headings or table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Buyer acknowledges that no person is authorized by Seller, or any of them, to have made any representation or warranty about any matter, fact or thing except as set forth in the documents referenced herein.

(h)

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i)

Binding Effect.  This Agreement shall inure to the benefit of and be binding upon GRI, Seller and Buyer and their respective successors, but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

(j)

Governing Law.  This Agreement shall be governed by the laws of the State of Utah.

(k)

Gender and Number, etc.  All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  “Hereof,” “herein,” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular paragraph or provisions, unless expressly so stated.

(l)

Successors and Assigns.  This Agreement shall not be assignable by any party without the prior written consent of all other parties hereto; provided, however, Seller may assign for any purposes such Seller’s right to receive consideration, provided such assignment is subject to any defenses of Buyer.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

(m)

No Third Party Beneficiaries.  Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(n)

No Partnership or Joint Venture.  Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the parties hereto, and the parties hereto shall be deemed to have made any elections necessary under any applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the respective date set forth below to be effective as of the date first above written.

BUYER:

MILLSTREAM VENTURES, INC., a Nevada corporation

Date:  May 4, 2011

By:

/s/ Steven L. White

Steven L. White

Its:

President

SELLER:

GREENRIVER RESOURCES CORP., an Alberta, Canada corporation

 Date:  May 5, 2011

By:

/s/ William C. Gibbs

William C. Gibbs

Its:

President

GRI:

GREEN RIVER RESOURCES, INC., a Utah corporation

 Date:  May 5, 2011

By:

/s/ William C. Gibbs

William C. Gibbs

Its:

President

EXHIBIT A

Options

Individual	# Options	Exercise Price	Exp. Date

William C. Gibbs	3,950,000	US $0.20	3/31/2018

Robin Gereluk	1,750,000	US $0.20	3/31/2018

Barry Larsen	100,000	US $0.20	3/31/2018

Mark Lindsey	150,000	US $0.20	3/31/2018

Murray Nye	150,000	US $0.20	3/31/2018

Gayle McKeachnie	75,000	US $0.20	3/31/2018

Total Options	6,175,000

Warrants

Individual	# Warrants	Exercise Price	Exp. Date
William G. Gibbs	25,000	Price of next offering	3/31/2013

Hyposwiss Bank	25,000	Price of next offering	3/31/2013

Nomads Pipeline	75,000	Price of next offering	3/31/2013

Ramona Vorberg	25,000	Price of next offering	3/31/2013

Dress Investments	50,376	Price of next offering	3/31/2013

Brad Schell	212,000	Price of next offering	3/31/2013

Gary Pestorious	25,368	Price of next offering	3/31/2013

Osterbroen Partnership	25,368	Price of next offering	3/31/2013

Steven Ladlie	25,368	Price of next offering	3/31/2013

Total	488,480

EXHIBIT B

Note Conversions

Individual	$ Note	Issue Date

William G. Gibbs	25,000	4/22/2009

Hyposwiss Bank	25,000	7/15/2009

Nomads Pipeline	75,000	9/30/2009

Ramona Vorberg	25,000	9/30/2009

Brad Schell	212,000	12/15/2009

Dress Investments	50,376	As of 1/15/09

Gary Pestorious	25,368	As of 1/15/09

Osterbroen Partnership	25,368	As of 1/15/09

Steven Ladlie	25,368	As of 1/15/09

LIFE Power & Fuels LLC	100,000	March 31, 2011

TOTAL Convertible Notes	$588,480

TOTAL Shares of Seller issued upon conversion at $0.20/share	2,942,400

SCHEDULE 4(a)

Permits

See BlackHawk Engineering letter, dated January 20, 2009, summarizing necessary permits

SCHEDULE 4(i)

GRI is party to an Operating Agreement dated May 31, 2005, and an Addendum thereto dated August 1, 2008, with BleedingRock LLC. William C. Gibbs is manager of BleedingRock LLC and, with his brother and father, own 50% of BleedingRock.

SCHEDULE 4(m)

Green River Resources, Inc. Financial Statements

To be furnished prior to Closing

SCHEDULE 4(p)

Material Contracts

Leases

Lease Agreement dated as of February 23,2005, by and between Osterbroen Family Limited Partnership as to an undivided 10-percent ownership of mineral estate; Dress Investments as to an undivided 10-percent ownership of mineral estate; Steven Ladle, as to an undivided 10-percent ownership of mineral estate; and Gary Pestorious, as to an undivided 10-percent ownership of mineral estate; and BleedingRock LLC, a Utah company, which Lease was assigned to Green River Resources, Inc. effective on November 10, 2005.

Lease Agreement dated as of January 14, 2005, by and between Meany Land & Exploration, Inc. and Bleeding Rock LLC, which Lease was assigned to Green River Resources, Inc. effective on November 10, 2005.

Employment Contracts

Amended and Restated Employment Agreement with Robin Gereluk dated March 31, 2011

Employment Agreement with William C. Gibbs, dated as of August 1, 2007, as amended

SCHEDULE 4(t)

Employment Contracts

Amended and Restated Employment Agreement with Robin Gereluk dated March 31, 2011

Employment Agreement with William C. Gibbs, dated as of August 1, 2007, as amended

SCHEDULE 5(d)

Buyer’s Contracts

Buyer has issued the following promissory notes which remain unpaid:

Note Holder	Note Date	Amount	Due Date
1st Orion Corp.	10/14/08	$16,000	4/15/12
Lorikeet, Inc.	2/2/09	5,500	6/30/11
Lorikeet	6/3/09	1,000	6/5/12
Lorikeet	7/23/09	7,500	6/5/12
Lorikeet	10/13/09	1,500	10/13/12
Lorikeet	11/9/09	2.400	11/9/12
Lorikeet	2/2/10	3,500	2/2/13
Lorikeet	4/22/10	3,000	4/22/13
Lorikeet	8/2/10	10,000	7/8/13
1st Orion Corp.	10/6/10	4,000	3/31/12
1st Orion Corp.	1/10/11	6,000	3/31/12
TOTAL		$60,400

The only other contracts of Buyer are the following:

1.

Subscription Agreement and Escrow Agreement with LIFE Clean Power & Fuels, LLC.

2.

 Subscription Agreements and Escrow Agreements with purchasers of stock in Buyer’s $100,000 non-public stock offering.

3.

Agreement with Interwest Transfer Company, transfer agent for Buyer’s common stock.

4.

Agreement with Buyer’s Nevada registered agent.

5.

Agreement with Ronald N. Vance, P.C., legal counsel for Buyer.

6.

Agreement with Tanner LLC, Buyer’s auditor.

SCHEDULE 5(f)

Capitalization of Buyer

Buyer has authorized the offer and sale of 10% Convertible Promissory Notes and Warrants for gross proceeds of up to $1,750,000.  The notes are convertible at the rate of $0.249287 per share, for a maximum of 7,020,021 shares and the warrants are exercisable at $0.249287 per share for a maximum of 7,020,021 shares.

SCHEDULE 5(i)

Buyer’ SEC Reports

SEE ATTACHED

SCHEDULE 5(j)

Filing of Reports

The Buyer’s current report on Form 8-K dated October 6, 2010, and filed with the SEC on October 20, 2010, was not timely filed.

SCHEDULE 5(k)

On April 15, 2011, Buyer completed a non-public offering of 3,510,126 shares of Common Stock and received gross proceeds of $100,003.50 from the sale of such shares.